As filed with the Securities and Exchange Commission on May 30, 2007

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
NEOSE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
13-3549286
(I.R.S employer Identification No.)

102 Rock Road
Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)
Neose Technologies, Inc.
2004 Equity Incentive Plan
(Full Title of the Plan)
George J. Vergis
President and Chief Executive Officer
Neose Technologies, Inc.
102 Rock Road
Horsham, Pennsylvania 19044
(Name and Address of Agent for Service)
(215) 315-9000
(Telephone Number, Including Area Code of Agent for Service)

COPY TO:
Debra J. Poul, Esquire	Barry M. Abelson, Esquire
Senior Vice President and	Steven J. Abrams, Esquire
General Counsel	Pepper Hamilton LLP
Neose Technologies, Inc.	3000 Two Logan Square
102 Rock Road	Eighteenth and Arch Streets
Horsham, Pennsylvania 19044	Philadelphia, Pennsylvania 19103
(215) 315-9000	(215) 981-4000
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
Title of Each Class of Securities	Amount to be	maximum offering	Aggregate	Amount of
to be Registered	Registered (1)	price per Share (2)	Offering Price (2)	Registration Fee
Common Stock, $0.01 par value (3)	1,500,000	$2.36	$3,540,000	$108.68

(1)	Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Neose Technologies, Inc. 2004 Equity Incentive Plan for any future stock split, stock dividend or similar adjustments of the outstanding Common Stock, $0.01 par value, of the Registrant.

(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock on The NASDAQ Stock Market LLC on May 22, 2007. The average equaled $2.36.

(3)	Includes rights to purchase the Registrant’s Series A Junior Participating Preferred Shares, or Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant’s Common Stock. This Registration Statement also registers the issuance of deferral elections relating to shares under the Neose Technologies, Inc. 2004 Equity Incentive Plan.

Explanatory Note
     Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register additional shares of Common Stock, par value $0.01 per share, of Neose Technologies, Inc. (the “Company”), with respect to an effective Registration Statement on Form S-8 of the Company relating to the Company’s 2004 Equity Incentive Plan.
     The contents of the Registration Statement on Form S-8, as filed by the Company with the SEC on June 14, 2004, Registration No. 333-116438, are incorporated by reference into this Registration Statement.
Item 8. Exhibits.
     The Exhibit Index filed herewith and appearing immediately following the signatures hereto is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Horsham, Pennsylvania, on the 30th day of May, 2007.

NEOSE TECHNOLOGIES, INC.
By:	/s/ George J. Vergis
George J. Vergis
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George J. Vergis and Debra J. Poul and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ George J. Vergis George J. Vergis	President, Chief Executive Officer (Principal Executive Officer) and Director	May 30, 2007

/s/ A. Brian Davis A. Brian Davis	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 30, 2007

/s/ L. Patrick Gage L. Patrick Gage	Chairman of the Board of Directors	May 30, 2007

/s/ Brian H. Dovey Brian H. Dovey	Director	May 30, 2007

/s/ William F. Hamilton William F. Hamilton	Director	May 30, 2007

/s/ Douglas J. MacMaster, Jr. Douglas J. MacMaster, Jr.	Director	May 30, 2007

/s/ H. Stewart Parker H. Stewart Parker	Director	May 30, 2007

/s/ Mark H. Rachesky Mark H. Rachesky	Director	May 30, 2007

EXHIBIT INDEX

Exhibit
Number	Exhibit
5.1*	Opinion of Pepper Hamilton LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Pepper Hamilton LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page of this Registration Statement)

99.1*	Neose Technologies, Inc. 2004 Equity Incentive Plan, as amended

*	Filed herewith.